Exhibit 99.1

Mimecast Announces Third Quarter 2019 Financial Results

Third Quarter Highlights

•	Total revenue of $87.6 million grew 30% yoy on a GAAP basis and 33% in constant currency
•	Added 1,000 net new customers. Total customers 33,300 globally
•	Revenue retention rate of 110%
•	Gross profit percentage of 73%
•	GAAP EPS of $0.01 per diluted share, Non-GAAP EPS of $0.09 per diluted share

Lexington, MA – February 11, 2019 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced financial results for the third quarter ended December 31, 2018.

“The strong execution from our global go to market, product and customer service teams resulted in another strong quarter of new customer acquisitions, increased adoption of our expanded offerings and record customer retention.  Customers appreciate our ability to protect their businesses and continue to value the depth of capabilities available on our platform.” stated Peter Bauer, CEO of Mimecast.

Mimecast’s CFO Peter Campbell noted, “I am proud of our ability to continue to grow our top line while showing both GAAP and non-GAAP net income. Our third quarter results are showing the future potential of our model to generate free cash flow as we scale our operations.”

Third Quarter 2019 Financial Highlights

•

Revenue: GAAP revenue for the third quarter of 2019 was $87.6 million, an increase of 30% compared to $67.3 million of GAAP revenue in the third quarter of 2018. Revenue on a constant currency basis increased 33% compared to the third quarter of 2018.

•	Customers: Added 1,000 net new customers in the third quarter of 2019, compared to 1,100 net new customers in the third quarter of 2018. We now serve 33,300 organizations globally.
•	Revenue Retention Rate: Revenue retention rate was 110% in the third quarter of 2019, compared to 111% in the third quarter of 2018.
•	Gross Profit Percentage: Gross profit percentage was 73% in the third quarter of 2019, compared to 74% in the third quarter of 2018.
•	GAAP Net Income: GAAP net income was $0.5 million, or $0.01 per diluted share, based on 62.5 million diluted shares outstanding.
•	Non-GAAP Net Income: Non-GAAP net income was $5.9 million, or $0.09 per diluted share, based on 62.5 million diluted shares outstanding.
•	Adjusted EBITDA: Adjusted EBITDA was $16.0 million, representing an Adjusted EBITDA margin of 18.2% up from 10.0% in the third quarter of 2018.
•

Free Cash Flow, Cash and Investments: Mimecast generated $10.8 million of free cash flow in the third quarter of 2019, compared to $4.5 million in the third quarter of 2018.  Cash and short-term investments as of December 31, 2018 were $156.6 million.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Business Highlights

•	Mimecast was named a leader in the 2018 Gartner, “Magic Quadrant for Enterprise Information Archiving”.* Mimecast is positioned highest on the Ability to Execute axis for the fourth year in a row.
•	Mimecast won Global Business Continuity Institute Award for Continuity and Resilience.

•

Mimecast joined the IBM Security App Exchange Community.  The new Mimecast for IBM QRadar® app integrates email security data into IBM’s intelligence technology and is designed to offer joint customers improved visibility into potential vulnerabilities.

•	Sales of Targeted Threat Protection grew rapidly as 1,600 new and existing customers adopted the service in the third quarter. In total, 21,400 customers now use the service.
•	On average, Mimecast customers used 3.1 services in the third quarter of 2019. This represents an increase from the average of 2.9 services used by customers in the third quarter of 2018.
•

A total of 41% of customers used Mimecast in conjunction with Microsoft Office 365® during the third quarter of 2019 compared to 29% in the third quarter of 2018. In total more than 13,700 customers of all sizes have selected Mimecast to enhance their security, archive their data, and to provide uptime assurance for their Office 365 investments.

•

Karen Anderson joined Mimecast as Chief Human Resources Officer.  Karen will lead the Company’s people and culture strategy.  Karen brings more than 20 years of experience to Mimecast having previously held positions with Alnylam Pharmaceuticals, Pfizer, Beyer Canada, and Baxter.

•

Robert P. Schechter joined Mimecast’s Board of Directors. Bob currently serves as Chairman of the Board of Directors of PTC Inc, and is on the Board of Directors of Telaria, Inc.  From 1995 to 2008, he served as the Chief Executive Officer of NMS Communications Corporation.

Business Outlook

Mimecast is providing guidance for the fourth quarter, fiscal year 2019 and fiscal year 2020.

Fourth Quarter 2019 Guidance:

For the fourth quarter of 2019, revenue is expected to be in the range of $90.6 million to $91.5 million and constant currency revenue growth is expected to be in the range of 29% to 30%. Our guidance is based on exchange rates as of January 31, 2019 and includes an estimated negative impact of $3.9 million resulting from the strengthening of the U.S. dollar compared to the prior year. Adjusted EBITDA for the fourth quarter is expected to be in the range of $14.7 million to $15.7 million.

Fiscal Year 2019 Guidance:

For the full year 2019, revenue is expected to be in the range of $338.7 million to $339.7 million and constant currency revenue growth is expected to be in the range of 31% to 32%.  Foreign exchange rate fluctuations are negatively impacting this guidance by an estimated $4.5 million. Adjusted EBITDA is expected to be in the range of $52.9 million to $53.9 million.

Fiscal Year 2020 Guidance:

For the full year 2020, revenue is expected to be in the range of $413 to $427 million and constant currency revenue growth is expected to be in the range of 21% to 25%.

GAAP net income (loss) is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net income (loss) in that it excludes depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Adjusted EBITDA also includes rent paid in the period related to locations which are accounted for as build-to-suit facilities. Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net income (loss) or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net income (loss).

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 4:30 pm EDT (UTC-05:00) on February 11, 2019.  To access the conference call, dial (844) 402-0879 for the U.S. and Canada and (478) 219-0767 for international callers and enter conference ID# 2156038.  The call will also be webcast live on the investor relations section of the Company’s website https://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada and (404) 537-3406 for international callers and enter conference ID# 2156038.  In addition, an archive of the webcast will be available on the investor relations section of the Company’s website https://investors.mimecast.com.

*Gartner, “Magic Quadrant for Enterprise Information Archiving,” Julian Tirsu, 3 December 2018

Gartner Disclaimers

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Mimecast

Mimecast is a cybersecurity provider that helps thousands of organizations worldwide make email safer, restore trust and bolster cyber resilience. Mimecast’s expanded cloud suite enables organizations to implement a comprehensive cyber resilience strategy. From email and web security, archive and data protection, to awareness training, uptime assurance and more, Mimecast helps organizations stand strong in the face of cyberattacks, human error and technical failure. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our operating results. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the fourth quarter and full year 2019, expected revenue from entities reporting in foreign currencies is translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Adjusted EBITDA also includes rent in the period related to locations which are accounted for as build-to-suit facilities. We define Adjusted EBITDA margin as Adjusted EBITDA over revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, to communicate with our board of directors concerning our financial performance and for establishing incentive compensation metrics for executives and other senior employees.

Non-GAAP net income. We define non-GAAP net income as net income (loss) less share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expense, acquisition-related gains and expenses and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain other “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net income (loss) calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain other “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income (loss) calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, Mimecast’s new service and product offerings, the capabilities of the Mimecast platform, Mimecast’s free cash flow generation, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Business Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, the ability to attract new customers and retain existing customers, competitive conditions, data breaches, compliance with data privacy and data transfer laws and regulations, service disruptions, the impact of acquisitions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others, the global nature of the Company’s business, including foreign currency exchange rate fluctuations and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2018	2017	2018	2017
Revenue	$87,611	$67,272	$248,184	$188,496
Cost of revenue	23,258	17,728	66,172	49,523
Gross profit	64,353	49,544	182,012	138,973
Operating expenses
Research and development	14,693	10,005	41,950	26,188
Sales and marketing	34,463	31,190	103,371	88,904
General and administrative	13,625	9,478	38,287	26,629
Restructuring	—	—	(170)	—
Total operating expenses	62,781	50,673	183,438	141,721
Income (loss) from operations	1,572	(1,129)	(1,426)	(2,748)
Other income (expense)
Interest income	653	301	1,640	854
Interest expense	(1,961)	(56)	(4,056)	(156)
Foreign exchange income (expense) and other, net	705	(864)	762	(2,059)
Total other income (expense), net	(603)	(619)	(1,654)	(1,361)
Income (loss) before income taxes	969	(1,748)	(3,080)	(4,109)
Provision for income taxes	511	845	1,991	1,723
Net income (loss)	$458	$(2,593)	$(5,071)	$(5,832)

Net income (loss) per ordinary share
Basic	$0.01	$(0.05)	$(0.08)	$(0.10)
Diluted	$0.01	$(0.05)	$(0.08)	$(0.10)
Weighted-average number of ordinary shares outstanding
Basic	60,141	57,505	59,707	56,944
Diluted	62,537	57,505	59,707	56,944

MIMECAST LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of December 31,	As of March 31,
	2018	2018
Assets
Current assets
Cash and cash equivalents	$135,684	$78,339
Short-term investments	20,951	58,871
Accounts receivable, net	64,583	65,392
Deferred contract costs, net	7,036	—
Prepaid expenses and other current assets	14,017	15,302
Total current assets	242,271	217,904

Property and equipment, net	145,237	123,822
Intangible assets, net	27,930	9,819
Goodwill	100,611	5,631
Deferred contract costs, net of current portion	24,398	—
Other assets	2,430	1,222
Total assets	$542,877	$358,398

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$7,289	$6,052
Accrued expenses and other current liabilities	39,593	33,878
Deferred revenue	137,018	123,057
Current portion of capital lease obligations	1,171	1,125
Current portion of long-term debt	3,438	—
Total current liabilities	188,509	164,112

Deferred revenue, net of current portion	11,593	18,045
Long-term capital lease obligations	1,638	2,390
Long-term debt	93,982	—
Construction financing lease obligations	88,240	67,205
Other non-current liabilities	6,058	4,954
Total liabilities	390,020	256,706

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 60,349,921 and 58,949,644 shares issued and outstanding as of December 31, 2018 and March 31, 2018, respectively	724	707
Additional paid-in capital	244,677	212,839
Accumulated deficit	(81,702)	(106,507)
Accumulated other comprehensive loss	(10,842)	(5,347)
Total shareholders' equity	152,857	101,692
Total liabilities and shareholders' equity	$542,877	$358,398

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2018	2017	2018	2017
Operating activities
Net income (loss)	$458	$(2,593)	$(5,071)	$(5,832)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,763	4,719	22,043	12,578
Share-based compensation expense	7,196	3,142	18,486	8,698
Amortization of deferred contract costs	1,651	—	4,530	—
Amortization of debt issuance costs	116	—	239	—
Other non-cash items	7	28	(365)	192
Unrealized currency loss on foreign denominated transactions	682	629	183	1,427
Changes in assets and liabilities:
Accounts receivable	(5,423)	(7,162)	(2,966)	(7,451)
Prepaid expenses and other current assets	(2,652)	1,177	630	(627)
Deferred contract costs	(5,823)	—	(13,594)	—
Other assets	(106)	9	(1,314)	42
Accounts payable	(511)	(733)	2,460	760
Deferred revenue	13,928	12,272	20,574	19,717
Accrued expenses and other liabilities	1,518	1,165	2,072	2,121
Net cash provided by operating activities	18,804	12,653	47,907	31,625
Investing activities
Purchases of investments	(13,956)	(23,468)	(20,940)	(47,989)
Maturities of investments	18,500	16,308	59,000	54,808
Purchases of property, equipment and capitalized software	(8,036)	(8,186)	(23,879)	(21,589)
Payments for acquisitions, net of cash acquired	—	(1,381)	(108,913)	(1,381)
Net cash used in investing activities	(3,492)	(16,727)	(94,732)	(16,151)
Financing activities
Proceeds from issuance of ordinary shares	4,195	3,084	13,406	9,520
Payments on debt	(625)	(553)	(1,250)	(1,631)
Payments on capital lease obligations	(243)	(227)	(685)	(416)
Payments on construction financing lease obligations	(807)	—	(1,647)	—
Proceeds from issuance of debt, net of issuance costs	—	—	97,748	—
Net cash provided by financing activities	2,520	2,304	107,572	7,473
Effect of foreign exchange rates on cash	(1,029)	832	(3,402)	1,724
Net increase (decrease) in cash and cash equivalents	16,803	(938)	57,345	24,671

Cash and cash equivalents at beginning of period	118,881	76,928	78,339	51,319
Cash and cash equivalents at end of period	$135,684	$75,990	$135,684	$75,990

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
	(dollars in thousands)
Revenue constant currency growth rate (1)	33%	36%	32%	40%
Revenue retention rate (2)	110%	111%	110%	111%
Total customers (3)	33,300	29,200	33,300	29,200
Gross profit percentage	73%	74%	73%	74%
Adjusted EBITDA (1)	$15,988	$6,732	$38,258	$18,528

(1)

Adjusted EBITDA and revenue constant currency growth rates are non-GAAP measures. For a reconciliation of Adjusted EBITDA and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

(2)

We calculate our revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. We include add-on, or upsell, revenue from additional employees and services purchased by existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported to revenue constant currency growth rate:

	Three months ended December 31,		Nine months ended December 31,
	2018	2017	2018	2017
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$87,611	$67,272	$248,184	$188,496
Revenue year-over-year growth rate, as reported	30%	39%	32%	41%
Estimated impact of foreign currency fluctuations	3%	(3)%	—%	(1)%
Revenue constant currency growth rate	33%	36%	32%	40%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.070	0.073	0.074	0.075
GBP	1.287	1.328	1.317	1.305
AUD	0.717	0.769	0.735	0.770

The following table presents a reconciliation of Net income (loss) to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended December 31,		Nine months ended December 31,
	2018	2017	2018	2017
Reconciliation of Non-GAAP Net Income:
Net income (loss)	$458	$(2,593)	$(5,071)	$(5,832)
Share-based compensation expense	7,196	3,142	18,486	8,698
Amortization of acquired intangible assets (1)	543	42	956	128
Acquisition-related expenses	375	—	1,822	—
Restructuring (2)	—	—	(170)	—
Gain on previously held asset	—	—	(338)	—
Income tax effect of Non-GAAP adjustments	(2,634)	1,076	(3,937)	(731)
Non-GAAP net income	$5,938	$1,667	$11,748	$2,263
Non-GAAP net income per ordinary share - basic	$0.10	$0.03	$0.20	$0.04
Non-GAAP net income per ordinary share - diluted	$0.09	$0.03	$0.19	$0.04
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	60,141	57,505	59,707	56,944
Diluted	62,537	61,222	62,632	60,918

(1)	Prior period amounts have been updated to conform to the current period presentation.
(2)	The restructuring expense during the nine months ended December 31, 2018 related to the exit from our former North American headquarters facility located in Watertown, Massachusetts.

The following table presents a reconciliation of Net income (loss) to Adjusted EBITDA:

	Three months ended December 31,		Nine months ended December 31,
	2018	2017	2018	2017
	(in thousands)
Reconciliation of Adjusted EBITDA:
Net income (loss)	$458	$(2,593)	$(5,071)	$(5,832)
Depreciation, amortization and disposals of long-lived assets	7,770	4,719	22,050	12,578
Rent expense related to build-to-suit facilities	(1,232)	—	(3,150)	—
Interest expense (income), net	1,308	(245)	2,416	(698)
Provision for income taxes	511	845	1,991	1,723
Share-based compensation expense	7,196	3,142	18,486	8,698
Restructuring	—	—	(170)	—
Foreign exchange (income) expense	(398)	864	222	2,059
Acquisition-related expenses	375	—	1,822	—
Gain on previously held asset	—	—	(338)	—
Adjusted EBITDA	$15,988	$6,732	$38,258	$18,528

The following table presents a reconciliation of Net cash provided by operating activities to Free Cash Flow (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2018	2017	2018	2017
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$18,804	$12,653	$47,907	$31,625
Purchases of property, equipment and capitalized software	(8,036)	(8,186)	(23,879)	(21,589)
Free Cash Flow	$10,768	$4,467	$24,028	$10,036

Share-based compensation expense for the three and nine months ended December 31, 2018 and 2017 (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2018	2017	2018	2017
Cost of revenue	$433	$344	$1,257	$786
Research and development	1,560	663	4,461	1,946
Sales and marketing	2,045	1,195	5,841	3,265
General and administrative	3,158	940	6,927	2,701
Total share-based compensation expense	$7,196	$3,142	$18,486	$8,698

Mimecast Social Media Resources

-	LinkedIn: Mimecast
-	Facebook: Mimecast
-	Twitter: @Mimecast
-	Blog: Challenging Complexity

Press Contact

Alison Raymond Walsh
Press@Mimecast.com
617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074